FREMONT GENERAL RESPONDS TO LAWSUIT FILED BY MASSACHUSETTS ATTORNEY GENERAL’S OFFICE

(SANTA MONICA, CALIFORNIA) – October 5, 2007: Fremont General Corporation (the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan (collectively “Fremont”), today stated it is continuing to work with regulators throughout the country to help delinquent borrowers retain home ownership through loan modifications and other proactive measures. The Company finds it regrettable that the Massachusetts Attorney General has abandoned these cooperative efforts to help borrowers keep their homes.

The Massachusetts Attorney General’s Office today announced the filing of a lawsuit in Massachusetts Superior Court for Suffolk County on behalf of borrowers in Massachusetts, alleging that Fremont engaged in unfair or deceptive practices in connection with origination and servicing of residential mortgage loans. The complaint seeks injunctive relief and equitable relief for Massachusetts borrowers and civil penalties. Fremont believes the lawsuit is without merit and will defend itself vigorously.

Regulatory Filings

The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.com and on the EDGAR section of the SEC’s website at www.sec.gov.

About Fremont General

Fremont General Corporation is a financial services holding company. To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company’s projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict.

For a more detailed discussion of risks and uncertainties, see the Company’s public filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements.

CONTACTS:

Investor Relations
Fremont General Corporation
Phone: (310) 315-5500
Website: www.fremontgeneral.com

Media Relations
Daniel Hilley
Abernathy MacGregor Group, Inc.
Phone: (213) 630-6550
Website: www.abmac.com